Exhibit 10.1

WINTON FUTURES FUND, L.P. (US)
ADVISORY CONTRACT

This agreement made as of this 12 day of April 1999, between Winton Futures Fund, L.P. (US) (the Partnership), Rockwell Futures Management, Inc. (the General Partner) and Winton Capital Management, Limited (the Advisor) is made on the following premises, terms and conditions:

RECITALS

WHEREAS, the Partnership has been organized to trade speculatively commodity interests including spot and forward contracts on foreign currencies and derivative instruments thereon, as defined in the Partnership’s Agreement of Limited Partnership (Commodity Interests); and

WHEREAS, the General Partner is, pursuant to the Partnership’s Agreement of Limited Partnership, authorized to utilize the services of an advisor in connection with the Commodity Interest trading activities of the Partnership; and

WHEREAS, the Advisor’s current business is advising and making trading decisions with respect to the purchase and sale of Commodity Interests; and

WHEREAS, the Partnership and the Advisor wish to enter into this agreement in order to set forth the terms and conditions upon which the Advisor will render and implement advisory and management services in connection with the conduct by the Partnership of certain of its Commodity Interest trading activities during the term of this agreement;

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENTS

1.           Preparation of Offering Memorandum.  The Advisor will cooperate with the Partnership in the Partnership’s endeavors (a) to prepare or cause to be prepared an Offering Memorandum relating to the offer and sale by the Partnership of Limited Partnership Interests (the Interests) and to prepare or cause to be prepared such amendments or supplements to the Offering Memorandum as are deemed necessary by the Partnership and the General Partner, each such amended disclosure document being deemed an Offering Memorandum as that term is used in this agreement; and (b) to furnish any supplemental information as may be reasonably requested by the Securities & Exchange Commission (SEC) or by any securities division or examiner thereof in any state where sales of the Interests are contemplated.

The Advisor agrees to make all necessary disclosures regarding itself, its principals, its trading performance, customer accounts and otherwise as are required to be made for registration or exemption of the Interests under federal and state securities laws.

2.           Termination.  Notwithstanding the foregoing, the Partnership or the General Partner on its behalf may withdraw the Offering Memorandum or terminate the offering of the

Interests at any time. Upon any such withdrawal or termination, this agreement shall terminate and neither the Partnership nor the General Partner shall have any obligation to the Advisor.

3.           Certain Representations and Warranties.

a.           The Advisor represents and warrants to the Partnership, and the General Partner and the Partnership’s Selling Agents and agrees that:

(i)           The Advisor has supplied, and has made available for review by the General Partner or its agents substantially all documents, statements, agreements, confirmations and workpapers relating to all accounts managed by the Advisor and any other persons or entities controlled by the Advisor which have heretofore been requested by the General Partner. The Advisor agrees to make available to the Partnership’s certified public accountants such information as is necessary to update his past performance tables, subject to receipt of assurances of confidentiality.

(ii)           The Advisor is a United Kingdom company, in good standing with full power and authority to enter into this agreement and to conduct its business as described in the Offering Memorandum. This agreement has been duly and validly authorized, executed and delivered on behalf of the Advisor and is a binding agreement of the Advisor, enforceable in accordance with its terms.

(iii)          To the best of the Advisor’s knowledge and belief all of the information about the Advisor as delivered to the General Partner in writing about the Advisor is true, accurate, and complete in all material respects and does not contain any misleading or untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as otherwise disclosed by the Advisor in writing to the General Partner, the actual performance of all accounts directed by the Advisor and its principals during the period of time covered by the Advisor’s performance capsules contained in the Offering Memorandum and the explanations and footnotes thereto are complete, fairly presented and are true, correct, and complete in all material respects.

(iv)          The representations and warranties made in this agreement by the Advisor shall be continuing during the term of this agreement and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this agreement not true, of which the Advisor has knowledge or should reasonably have knowledge, the Advisor will promptly notify the General Partner. The Advisor acknowledges that the indemnities provided in this agreement by the General Partner and the Partnership to the Advisor shall be inapplicable in the event of any liability accruing to the extent, if any, caused by or based upon the Advisor’s material misrepresentations, omissions or breach of any warranty in this agreement.

b.           The General Partner represents and warrants that:

(i)           All references to it in the Offering Memorandum are accurate in all material respects and as to itself, the Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading.

(ii)           It is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to perform its obligations under this agreement.

(iii)          It has the capacity and authority to enter into this agreement.

(iv)          This agreement has been duly and validly authorized, executed and delivered on its behalf and is a valid and binding agreement of itself, enforceable in accordance with its terms.

(v)           It will not, by acting in accordance with this agreement with respect to the Partnership, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation by which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this agreement.

(vi)          The representations and warranties made in this agreement by the General Partner shall be continuing during the term of this agreement and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this agreement not true, of which the General Partner has knowledge or should reasonably have knowledge, the General Partner will promptly notify the Advisor. The General Partner acknowledges that the indemnities provided in this agreement by the Advisor to the General Partner shall be inapplicable in the event of any liability accruing to the extent, if any, caused by or based upon the General Partner’s material misrepresentations, omissions or breach of any warranty in this agreement.

c.           The Partnership represents and warrants that:

(i)           The Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading, except that the foregoing representation does not apply to any statement or omission concerning the Advisor in any amendment or supplement thereto, made in reliance upon, and in conformity with information furnished to the Partnership by or on behalf of the Advisor expressly for use in such amendment or supplement.

(ii)           The Partnership is a limited partnership duly organized under the laws of the state of Colorado and has full power and authority to perform its obligations under this agreement.

(iii)           The Partnership has the capacity and authority to enter into this agreement.

(iv)           This agreement has been duly and validly authorized, executed and delivered on behalf of the Partnership and is a valid and binding agreement of the Partnership, enforceable in accordance with its terms.

(v)           The Partnership will not, by entering into this agreement, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which they are a party or by which they are bound which would materially limit or affect the performance of their duties under this agreement.

(vi)           The Partnership will comply with all laws, rules, regulations and orders applicable to the offer or sale of Interests during the offering period in all jurisdictions in which Interests are sold.

(vii)          The representations and warranties made in this agreement by the Partnership shall be continuing during the term of this agreement and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this agreement not true, of which the Partnership has knowledge or should reasonably have knowledge, the Partnership will promptly notify the Advisor. The Partnership acknowledges that the indemnities provided in this agreement by the Advisor to the Partnership shall be inapplicable in the event of any liability accruing to the extent, if any, caused by or based upon the Partnership’s material misrepresentations, omissions or breach of any warranty in this agreement.

(viii)         The Partnership will make all disclosures required by law pertaining to the selection of the Advisor as a trading advisor for the Partnership.

As used in this agreement, the terms “principal” and “direct” shall have the same meaning given to such terms in Section 4.10(e) and (f) of the Regulations under the Commodity Exchange Act and the term “affiliate” shall mean an individual or entity (including a stockholder, director, officer, employee, agent or principal) that directly or indirectly controls, is controlled by or is under common control with any other individual entity.

4.           Duties of the Advisor.  Upon allocation of assets to the Advisor, the Advisor shall have sole authority and responsibility for directing the Partnership’s commodity trading activities for the period set forth in this agreement and in accordance with the objectives set forth in the Offering Memorandum. If the General Partner, in its sole discretion, determines that any trading instructions issued by the Advisor violate those objectives, then upon prior notice to the Advisor, the General Partner may cause any position placed in violation to be reversed. The Advisor will exercise its best efforts in determining the trades in Commodity Interests with respect to the Partnership’s assets allocated to it. The Advisor has advised the Partnership that the past performance of the Advisor and its principals as set forth in the Offering Memorandum is the result of the Advisor’s trading methods as modified and refined from time to time. Material changes in those trading methods will not be made without prior written notice to the General Partner. Changes in Commodity Interests traded shall not be deemed material changes in trading policies. The Advisor shall use the trading program described in the Offering Memorandum in trading the Partnership’s account. Until further notice, all trades for the account of the Partnership shall be cleared through E.D.& F. Man International, Inc. The Partnership may engage other brokers to execute orders and give such orders up to E.D.& F. Man International, Inc. All give-up fees will be paid by the Partnership.

5.           Independence of the Advisor.  The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Partnership in any way or otherwise be deemed an agent of the Partnership. The Advisor shall not offer or sell or solicit any offers to purchase Partnership Interests. The parties acknowledge that the Advisor has not, either alone or in conjunction with the General Partner, been an organizer or promoter of the Partnership. Nothing herein contained shall be deemed to require the Partnership to take any action contrary to its Agreement of Limited Partnership, its Certificate of Limited Partnership or any applicable statute, regulation or exchange rule.

6.           Compensation.  In consideration of and in compensation for all of the services to be rendered by the Advisor to the Partnership under this agreement, the Partnership agrees that it will pay to the Advisor an incentive fee of 20% of quarterly Trading Profits attributable to each outstanding Interest, as defined below.

Trading Profits (for purposes of calculating the Advisor’s incentive fees only) during a calendar quarter means:

•
cumulative realized and change in unrealized profits and losses during the quarter which result from the Advisor’s trading (over and above the aggregate of previous period profits as of the end of any prior quarter);

•	less brokerage commissions and fees;

•	less interest received by the Partnership.

Incentive fees are calculated separately for each Partner’s Interest. If trading profits for a quarter as to an Interest are negative, such losses shall constitute a “Carryforward Loss” for the beginning of the next quarter. No incentive fees are payable as to any Interest until future trading profits, as to that Interest, for the following quarters exceed any Carryforward Loss. Therefore, the Advisor will not receive an incentive fee unless it generates new profits for an Interest.

The Advisor shall not receive any commissions, compensation, remunerations or payments whatsoever from any broker with whom the Partnership carries an account for any transactions executed in the Partnership’s account.

7.           Right to Advise Others.  The Advisor’s present business is advising with respect to the purchase and sale of Commodity Interests. The services provided by the Advisor under this agreement are not to be deemed exclusive. The General Partner acknowledges that, subject to the terms of this agreement, the Advisor will continue to render advisory, consulting and management services to other clients. The Advisor advises and will continue to advise others and manage other accounts, including accounts owned by the Advisor, its employees and affiliates, and other publicly offered and private pools during the term of this agreement and to use the same information, computer programs and trading strategy which it obtains, produces or utilizes in the performance of services for the Partnership. The Advisor represents and warrants that (i) in rendering consulting, advisory and management services to other accounts and entities, the Advisor will use its best efforts to achieve an equitable treatment of all accounts and will use a fair and reasonable system of order entry for all accounts and (ii) it will not deliberately use any trading strategies for the Partnership which it or its principals know are inferior to those employed by other accounts. Partnership acknowledges that different trading programs may produce different results.

8.           Records of the Partnership.  The General Partner will instruct the Partnership’s broker to furnish copies of all trade confirmations and monthly trading reports to the Advisor. The Advisor will maintain a record of all trading orders and will monitor the Partnership’s open positions with respect to its Net Assets. Upon the reasonable request of the General Partner, the Advisor shall permit the General Partner or its agents to inspect the trading records of the Advisor, at the offices of the Advisor. If the General Partner believes it is necessary to confirm that the Partnership is being equitably treated by the Advisor, including with respect to any modifications of trading strategies resulting from speculative position limits and with respect to the assignment of priorities of order entry to the Advisor’s accounts, the General Partner may select an independent certified public accounting firm under a confidentiality agreement acceptable to the Advisor at the Partnership’s expense to determine the accuracy of the Advisor’s performance record. Such review of the records of the Advisor shall take place at a reasonable time as determined by the Advisor.

Prior to the commencement of trading by the Advisor for the Partnership, the General Partner shall deliver to the Advisor, and renew when necessary, a Trading Authorization appointing the Advisor the Partnership’s sole agent and attorney-in-fact to trade Commodity Interests as described herein.

9.           Term.  Either party may terminate this agreement upon written notice. If this agreement is terminated, the Advisor shall be entitled to, and the Partnership shall pay, the quarterly management and incentive fee computed as if the effective date of termination were the last day of then current calendar quarter.

10.           Indemnity.

(a)           In any threatened, pending or completed action, suit, or proceeding to which the Advisor or its principals are parties or are threatened to be made parties by reason of the fact that the Advisor is an advisor of the Partnership, the Partnership shall indemnify and hold harmless, subject to a subsection (b) of this section 10, the Advisor and its principals against any loss, liability, damage, cost, expense (including attorneys’ fees and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding if the Advisor or its principals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Partnership, and provided that their conduct does not constitute negligence or a breach of their fiduciary obligations. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Advisor or its principals did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Partnership.

(b)           Any indemnification under subsection (a) above, unless ordered by a court or administrative forum, shall be made by the Partnership only as authorized in the specific case and only upon a determination by mutually acceptable independent legal counsel in a written opinion that indemnification is proper in the circumstances because the Advisor has met the applicable standard of conduct set forth in subsection (a) above.

(c)           If the Advisor has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) above, or in defense of any claim, issue or matter therein, the Partnership shall indemnify it against the expenses, including attorneys’ and accountants’ fees, actually and reasonably incurred by it in connection therewith.

(d)           The Advisor agrees to indemnify, defend and hold harmless the Partnership, the General Partner and its principals against all liabilities incurred by them by reason of any act or omission of the Advisor relating to the General Partner or the Partnership or resulting from any breach of this Agreement by the Advisor (including costs and expenses of investigating and defending any claims, demand or suit and attorneys’ and accountants’ fees) if there has been a final judicial or regulatory determination that the act or omission violated the terms of this agreement or involved negligence, fraud, recklessness or intentional misconduct on the part of the Advisor.

(e)           If any claim, dispute or litigation arises between the Advisor and any party other than the Partnership or the General Partner, which claim, dispute or litigation is unrelated to the Partnership’s business, and if the Partnership or the General Partner are made a party to the claim, dispute or litigation by the other party, the Advisor shall defend any actions brought in connection therewith on behalf of the Partnership and/or the General Partner who agrees to cooperate in the defense thereof and the Advisor shall indemnify and hold harmless the Partnership, the General Partner and their principals from and with respect to any amounts awarded to any party. If any claim, dispute or litigation arises between the Partnership and/or the General Partner and any party other than the Advisor which claim, dispute or litigation is unrelated to the Advisor’s business, and if the Advisor is made a party to the claim, dispute or litigation by the other party, the Partnership shall defend any actions brought in connection therewith on behalf of the Advisor or its principals, each of whom agree to cooperate in the defense thereof and the Partnership shall indemnify and hold harmless the Advisor and its principals from and with respect to any amounts awarded to such other party. Notwithstanding any other provision of this subsection, if, in any claim as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel in connection with such claim and shall be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim.

(f)           None of the foregoing provisions for indemnification shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification (Indemnitee) without the prior consent of the party obligated to indemnify the other party (Indemnitor); provided, however, that should the Indemnitor refuse to consent to a settlement approved by the Indemnitee, the Indemnitee may effect such settlement, pay the amount in settlement as it shall deem reasonable and seek a judicial or regulatory determination with respect to reimbursement by the Indemnitor of any loss, liability, damage, cost or expense (including reasonable attorneys’ and accountants’ fees) incurred by the

Indemnitee in connection with the settlement to the extent the loss, liability, damage, cost or expense (including reasonable attorneys’ and accountants’ fees) was caused by or based upon violation of this agreement by the Indemnitor or violation of the standard of conduct set forth herein. Notwithstanding the foregoing, the Indemnitor shall, at all times, have the right to offer to settle any matters and if the Indemnitor successfully negotiates a settlement with the third party claimant and tenders payment therefore to the Indemnitee, the Indemnitee must either use its best efforts to dispose of the matter in accordance with the terms and conditions of the proposed settlement or the Indemnitee may refuse to settle the matter and continue its defense in which latter event the maximum liability of the Indemnitor to the Indemnitee shall be the amount of said proposed settlement.

(g)           The foregoing provisions for indemnification shall survive the termination of this agreement.

11.           Complete Agreement.  This agreement shall constitute all agreements between the Advisor and the Partnership and no other agreement, verbal or otherwise, shall be binding upon the parties to this agreement.

12.           Assignment and Successors.  This agreement may not be assigned nor the duties hereunder delegated by either party without the express written consent of the other party. This agreement is made solely for the benefit of, and shall be binding upon, the parties and their respective successors and assigns, and no other person shall have any right or obligation under it.

13.           Amendment.  This agreement may not be amended except by the written instrument signed by the parties.

14.           Notices.  All notices required to be delivered under this agreement shall be sent by facsimile transmission with hard copy then sent by express courier or by registered or certified mail, postage prepaid, return receipt requested, to (i) the Advisor at Winton Capital Management, Limited, 1a St Mary Abbot’s Place, London W8 6LS, United Kingdom (ii) the General Partner or the Partnership c/o Rockwell Futures Management, Inc., 1202 Bergen Parkway, Suite 212, Evergreen Co 80439, or to any other address and facsimile designated by the party to receive the same by written notice similarly given.

15.           Notice of Threatened, Pending or Completed Actions, Suits or Proceedings.

(i)           The General Partner will immediately give written notice to the Advisor of (i) any threatened, pending or completed action, suit or proceeding to which the Partnership was or is a party or is threatened to be a party and (ii) any judgments or amounts paid by the Partnership in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

(ii)           The Advisor will immediately give written notice to the General Partner of any material, (i) threatened, pending or completed action, suit or proceeding to which the Advisor was or is a party or is threatened to be a party and (ii) judgments or amounts paid by the Advisor in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

(iii)          Written notices required to be given pursuant to this section shall contain all pertinent information concerning the threatened, pending or completed action, suit or proceeding and, in the case of any pending or completed action, suit or proceeding, shall include a copy of the complaint, petition or similar documents asserting a claim.

(iv)          The General Partner and the Advisor agree to use their best efforts to maintain the confidentiality of notices received pursuant to this section 15 and agree not to disclose the contents of such notices to persons other than their affiliates, or except as may be required, in their good faith judgment, by any applicable law or regulation.

16.           Governing Law.  Consent to Jurisdiction.  Each of the parties irrevocably:

a.           consents to any suit, action or proceeding with respect to this Agreement being brought in the United States District Court for the District of Colorado in Denver, Colorado (the District Court);

b.           waives to the fullest extent permitted by the law governing this Agreement any objection that it or he may have now or hereafter to the laying of the venue of any such suit, action or proceeding under clause (a) above in any such court and any claim that any such suit, action or proceeding under clause (a) above has been brought in an inconvenient forum;

c.           acknowledges the competence of any such court, submits to the jurisdiction of any such court in any such suit, action or proceeding and agrees that the final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it or him and may be enforced in the courts of the jurisdiction in which such entity’s or person’ principal office or residence is located, subject to any provision of the law of such jurisdictions or general applicability relating to enforcement proceedings, or in the District Court and that a certified or exemplified copy of such final judgment shall be conclusive evidence of the fact and of the amount of such entity’s or person’s obligation, provided that service of process is effected upon such corporation or person in the manner specified below or as otherwise permitted by law.

d.           to the extent that such entity or person has acquired or hereafter may acquire any immunity from the jurisdiction of any such court or from any legal process therein, waives such immunity, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (i) such entity or person is not personally subject to the jurisdiction of the above-named court, (ii) if or he is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such entity or person or the property of such entity or person or (iii) this Agreement or the subject matter hereof may not be enforced in or by such court; and

e.           consents to the service of process in any such suit, action or proceeding in said courts by the mailing thereof by registered or certified mail, postage prepaid, to such entity or person at the address the parties agree to and specify in writing, or such other address as to which the server of such process shall have been notified by the recipient of such process in a written notice which makes reference to this Agreement.

This agreement shall be deemed to be made under and construed in accordance with the law of the State of Colorado and shall be deemed to be made under and construed in accordance with the law of the State of Colorado without regard to its conflicts of laws or provisions.

WINTON FUTURES FUND, L.P. (US)

By: ROCKWELL FUTURES MANAGEMENT, INC.		WINTON CAPITAL MANAGEMENT, LIMITED
Its general partner

By:	/s/ Robert Amedeo	By:	/s/ David W. Harding
Robert Amedeo, President		David W. Harding, Managing Director

ROCKWELL FUTURES MANAGEMENT, INC.
Its general partner

By:	/s/ Robert Amedeo
Robert Amedeo, President

WINTON FUTURES FUND, L.P. (US)

TRADING AUTHORIZATION

Winton Capital Management, Limited
la St. Mary Abbot’s Place
London W8 6LS
United Kingdom

Gentlemen:

Winton Futures Fund, L.P. (US) does hereby make, constitute and appoint you as its attorney-in-fact to purchase and sell Commodity Interests in accordance with the Advisory Contract between us dated April 12,1999 through E.D. & F. Man International, Inc., or such other broker or dealer as designated by the Partnership’s General Partner.

Very truly yours,

WINTON FUTURES FUND, L.P. (US)

By: Rockwell Futures Management, Inc.
its General Partner

By:	/s/ Robert J. Amedeo
Robert J. Amedeo, President

WINTON FUTURES FUND, L.P. (US)

TRADING AUTHORIZATION

Winton Capital Management, Limited
1-5 St. Mary Abbot’s Place
London W8 6LS
United Kingdom

Gentlemen:

Winton Futures Fund, L.P. (US) (the Partnership) does hereby make, constitute and appoint you as its attorney-in-fact to purchase and sell Commodity Interests in accordance with the Advisory Contract between us dated June 20, 2005 through Man Financial Inc., or such other broker or dealer as designated by the Partnership’s General Partner.

Very truly yours,

WINTON FUTURES FUND, LP.  (US)

By:  Altegris Portfolio Management, Inc.
        its General Partner

By: /s/ Robert J. Amedeo
Robert J. Amedeo, President

WINTON FUTURES FUND, L.P. (US)
ADVISORY CONTRACT

This agreement dated as of June 1, 2008 amends the advisory contract (the Advisory Contract) made as of the 12th day of April 1999, among Winton Futures Fund, L.P. (US) (the Partnership), Rockwell Futures Management, Inc., now Altegris Portfolio Management Inc. (the General Partner) and Winton Capital Management Limited (the Advisor) and replaces the amendment to the Advisory Contract dated June 20, 2005.

RECITALS

WHEREAS, the Partnership, the General Partner and the Advisor have entered into the Advisory Contract pursuant to which the Partnership has given the Advisor discretion over its account to trade commodity interests including spot and forward contracts on foreign currencies and derivative instruments thereon, as defined in the Partnership's Offering Memorandum (Commodity Interests); and

WHEREAS, the Partnership has added a third class of Partnership interests (Institutional Interests) that it will commence offering to prospective subscribers; and

WHEREAS, the Partnership has raised the fees that it will charge the capital accounts of Limited Partners that are admitted to the Partnership after June 1, 2008 and will begin paying the Advisor a management fee on all classes of Interests sold after such date; and

WHEREAS the parties wish to amend the Advisory Contract in order to reflect the fee change.

AGREEMENTS

The parties agree:

1.           Paragraph 6 of the Advisory Contract and the amendment thereto dated June 20, 2005 are deleted and replaced in their entirety by an amended Paragraph 6 which now reads as follows:

In consideration of and in compensation for all of the services to be rendered by the Advisor to the Partnership under this agreement, the Partnership and the General Partner agree that the Advisor will be paid the following compensation:

A.           The Partnership will pay the Advisor a monthly management fee of 0.0833% of the management fee net asset value of the month-end capital account balance of each Class A Interest (1% annually) that was admitted to the Partnership prior to July 1, 2008.

B.           The General Partner will pay the Advisor 0.083% per month (1 % annually) of the management fee net asset value of the month-end capital account balance of each Class B Interest (1% annually) that was admitted to the Partnership prior to July 1, 2008.

C.           The Partnership will pay the Advisor a monthly management fee of 0.0833% of the management fee net asset value of the month-end capital account balance of any Interest (1.0% annually) admitted to the Partnership after July1, 2008.

D.            In addition, as of the end of each calendar quarter, the Partnership will pay to the Advisor an incentive fee charged against each Limited Partner’s capital account (regardless of the date of purchase ) in the amount of 20% of the Trading Profits, if any, allocable to each of the outstanding Interests.

The terms “management fee net asset value” and “Trading Profits” shall have the meanings ascribed to them in the Partnership’s June 2, 2008 Offering Memorandum.

2.  The remaining provisions of the Advisory Contract shall remain in full force and effect.

WINTON FUTURES FUND, L.P. (US)
By: Altegris Portfolio Management Inc. Its general partner	WINTON CAPITAL MANAGEMENT, LIMITED

By: ____________________________	By: __________________________________
Robert J. Amedeo, Vice President

Altegris Portfolio Management, Inc.

By: ____________________________
Robert J. Amedeo, Vice President

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